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                                                                Exhibit 10.24

                              EMPLOYMENT AGREEMENT

        AGREEMENT by and between APCOA, Inc., a Delaware corporation (the "Company"), and Robert N. Sacks (the "Executive"), dated as of the 18th day of May, 1998.

        WHEREAS, pursuant to that certain Combination Agreement (the "Transaction Agreement") dated as of January 15, 1998, by and among Myron C. Warshauer, Stanley Warshauer, Steven A. Warshauer, Dosher Partners, L.P., SP Parking Associates and the Company, the operations of the Company and Standard Parking, L.P. were combined (the" Transaction"); and

        WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will continue to receive the benefit of the Executive's services after the Transaction, on the terms and conditions set forth below in this Agreement, and the Executive desires to serve the Company in accordance with such terms and conditions;

        NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

        1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period beginning on March 30, 1998 (the "Effective Date") and ending on the third anniversary thereof(the "Employment Period"); PROVIDED, HOWEVER, that commencing on the third anniversary of the Effective Date and thereafter on each annual anniversary of such date (each annual anniversary thereof shall hereinafter be referred to as the "Renewal Date"), unless previously terminated, the Employment Period shall be automatically extended so as to terminate two years from the Renewal Date, unless 180 days prior to the Renewal Date the Company or the Executive shall terminate this Agreement by giving notice to the other party that the Employment Period shall not be so extended (a "Notice of Nonrenewal").

        2. POSITION AND DUTIES. During the Employment Period, the Executive shall serve as Executive Vice President/General Counsel and Secretary of the Company, with the duties, authority and responsibilities as are commensurate with such position and as are customarily associated with such position and shall perform such other duties as may be assigned to the Executive from time to time. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. The Executive shall not, during the term of this Agreement, engage in any other business activities that will interfere with the Executive's employment pursuant to this Agreement. During the Employment Period, the Executive's services shall be performed primarily in Chicago, Illinois.

        3.      COMPENSATION. (a) BASE SALARY. During the Employment
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Period, the Executive shall receive an annual base salary of $170,000 (the
"Annual Base Salary"), payable in accordance with the Company's normal payroll practices for executives as in effect from time to time. Such Annual Base Salary shall be subject to review annually in accordance with the Company's review policies and practices for executives as in effect at the time of any such review.

        (b) BONUS. For each calendar year ending during the Employment Period, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus"), based upon the terms and conditions of an annual bonus program to be established by the Company. Any such annual bonus program shall provide that the Executive's target bonus ("Target Annual Bonus") will be 35% of the Annual Base Salary, with the actual amount of the Annual Bonus determined in accordance with the terms of the annual bonus program. Notwithstanding the foregoing sentence, for the 1998 fiscal year, the Executive's Annual Bonus shall not be less than 35% of the Annual Base Salary.

        (c) EQUITY PLAN. During the 1998 calendar year, the Company shall adopt an equity incentive plan or program (the "Equity Plan") in which certain of the Company's key executives will be eligible to participate. During the Employment Period, the Executive shall be entitled to participate in the Equity Plan from and after the effective date thereof, in accordance with the terms and conditions of such plan and on the same basis as peer executives.

        (d) HOUSING DIFFERENTIAL LOAN. Following the Effective Date and contingent upon the Executive's execution of a promissory note (substantially in the form attached hereto as Exhibit A), the Executive shall receive a $250,000 loan from the Company with a term of three years (the "Loan"), which shall bear interest at the Applicable Federal Rate compounded annually. The principal shall be disbursed to the Executive upon his submission of a written purchase offer for a residence in the vicinity of Chicago, Illinois. The principal amount of the Loan and the interest thereon shall be payable in cash on an annual basis in three equal installments, on each of the first, second and third anniversaries of the Effective Date of the Agreement (each such anniversary referred to herein as an "Annual Payment Date"); PROVIDED, HOWEVER, that if the Executive remains in the continual employment of the Company as of each Annual Payment Date, one-third of the principal balance of the initial Loan and the accrued interest thereon (as of such Annual Payment Date) shall be forgiven by the Company, and such forgiven amount shall be treated as additional compensation to the Executive in the year of such forgiveness. Prior to the end of any calendar year in which the Company forgives a portion of the Loan, the Company shall make the Executive whole for the federal, state and local income tax consequences of such forgiveness.

            In the event the Executive's employment hereunder is terminated for Cause (as hereinafter defined) or the Executive terminates his employment without Good Reason (as hereinafter defined), the Executive shall be obligated to repay the remaining principal balance of the Loan and any accrued and unpaid interest thereon within thirty (30) days of the Date of Termination; PROVIDED, HOWEVER, that if the Date of Termination does not coincide with an Annual Payment Date, the repayment of the principal balance of the Loan and the accrued interest thereon for the year of termination shall be pro-rated in respect of the portion of such

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short-year that commences on the date of the Date of Termination and ends on the next following Annual Payment Date, and the portion of the pro-rated principal balance of the Loan and the interest thereon with respect to the period commencing on the Annual Payment Date prior to the Date of Termination and ending on the Date of Termination shall be forgiven, and the Company shall, prior to the end of the calendar year in which that Date of Termination occurs, make the Executive whole for any federal, state and local income tax consequences to the Executive with respect to such forgiven amount. In the event the Executive's employment hereunder is terminated by the Company for any reason other than for Cause, including a termination on account of death or Disability, or in the event the Executive terminates his employment for Good Reason, the remaining principal balance of the Loan and any accrued and unpaid interest thereon shall be forgiven, and prior to the end of the calendar year in which such forgiveness occurs, the Company shall make the Executive whole for any federal, state and local income tax consequences to the Executive with respect to such forgiven amount.

        (e) OTHER BENEFITS. In addition to the foregoing, during the Employment Period: (i) the Executive shall be entitled to participate in savings, retirement, and fringe benefit plans, practices, policies and programs of the Company as in effect from time to time, on the same terms and conditions as those applicable to peer executives; (ii) the Executive shall be entitled to four weeks of annual vacation, to be taken in accordance with the Company's vacation policy as in effect from time to time; (iii) the Executive shall be entitled to participate in an automobile program in accordance with the terms and conditions of the Company's automobile program as may be in effect from time to time; and (iv) the Executive and the Executive's family shall be eligible for participation in, and shall receive all benefits under medical, disability and other welfare benefit plans, practices, policies and programs provided by the Company, as in effect from time to time, on the same terms and conditions as those applicable to peer executives, provided, that the Executive's benefits under this Agreement shall be substantially similar in the aggregate to the benefits available to him and his family under the Executive Employment Agreement between the Company and the Executive, dated October 10, 1994.

        (f) The Company shall provide the Supplemental Pension Plan, as described in Exhibit B of this Agreement.

        (g) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

        (h) INDEMNITY. The Executive shall be indemnified by the Company against claims arising in connection with the Executive's status as an employee, officer, director or agent of the Company in accordance with the Company's indemnity policies and subject to applicable law (as described in Exhibit C).

        4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. In the event of the

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Executive's death during the Employment Period, the Executive's employment with the Company shall terminate automatically. The Company, in its discretion, shall have the right to terminate the Executive's employment because of the Executive's Disability during the Employment Period. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a frill-time basis for 180 consecutive business days, or for periods aggregating 180 business days in any period of twelve months, as a result of incapacity due to mental or physical illness or injury which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

        (b) BY THE COMPANY. In addition to termination for Disability, the Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, "Cause" means:

      (i) the continued and willful or deliberate failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury); or

      (ii) illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material damage to the business or reputation of the Company or its affiliated companies; or

      (iii) the breach of a fiduciary duty owed to the Company or its affiliated companies, including, without limitation, a failure to comply with Section 6 hereof.

Upon the occurrence of events constituting Cause as defined in subsection (i) of this paragraph (b), the Company shall give the Executive advance notice of any such termination for Cause and shall provide the Executive with a reasonable opportunity to cure.

        (c) BY THE EXECUTIVE. The Executive may voluntarily terminate his employment by giving written notice thereof to the Company. The Executive may terminate his employment during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" means:

      (i) a reduction in the Executive's Annual Base Salary; or

      (ii) any change in the Executive's duties and responsibilities that requires him .to relocate his residence outside of the Chicago, Illinois vicinity.

A termination of employment by the Executive for Good Reason shall be effectuated by giving

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the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30)days after the notice is given).

        (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company (for Cause or other than for Cause or Disability), as set forth in the notice from the Company, is effective, or the date on which the Executive gives the Company notice of a termination of employment for Good Reason (unless otherwise stated in the Notice of Termination for Good Reason) or without Good Reason, as the case may be.

        5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) BY THE COMPANY OTHER THAN FOR CAUSE OR DISABILITY; BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause or Disability, but excluding any termination of employment at the end of the Employment Period (whether or not as a result of a Notice of Nonrenewal by the Company), or the Executive terminates employment for Good Reason, the Company shall, for the remainder of the Employment Period as in effect immediately before the Date of Termination, continue to pay the Executive the Annual Base Salary and the Annual Bonus through the end of the then-current Employment Period, as and when such amounts would be paid in accordance with Sections 3(a) and (b) above, provided that the amount of any Annual Bonus(es) so paid shall equal the Target Annual Bonus. The Company shall also continue to provide for the same period welfare benefits to the Executive and the Executive's family, at least as favorable as those that would have been provided to them under clause (e)(iv) of Section 3 of this Agreement if the Executive's employment had continued until the end of the Employment Period, provided, that during any period when the Executive is eligible to receive such benefits under another employer-provided plan, the benefits provided by the Company under this
Section 5(a) may be made secondary to those provided under such other plan. The payments provided pursuant to this Section 5(a) are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability, or by the Executive for Good Reason, and shall be the sole and exclusive remedy therefore.

        (b) DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall make, within thirty (30) days after the Date of Termination, a lump-sum cash payment to the Executive's estate equal to the sum of (i) the Executive's Annual Base Salary through the end of the calendar month in which death occurs, (ii) any earned and unpaid Annual Bonus for any calendar year ended prior to the Date of Termination, (iii) any accrued but unpaid vacation pay and (iv) any other vested benefits to which the Executive is entitled, in each case to the extent not yet paid.

        (c) DISABILITY. In the event the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period in accordance with Section

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4(a) hereof, the Company shall pay to the Executive or the Executive's legal representative, as applicable, (i) the Executive's Annual Base Salary for the duration of the Employment Period in effect immediately before the Date of Termination, provided that any such payments made to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive under any disability benefit plans of the Company or under the Social Security disability insurance program, (ii) any earned and unpaid Annual Bonus for any calendar year ended prior to the Date of Termination and (iii) any other vested benefits to which the Executive is entitled, in each case to the extent not yet paid.

        (d) CAUSE; VOLUNTARY TERMINATION. If the Executive's employment is terminated by the Company for Cause or the Executive voluntarily terminates his employment during the Employment Period, the Company shall pay the Executive (i) the Annual Base Salary through the Date of Termination and (ii) any other vested benefits to which the Executive is entitled, in each case to the extent not yet paid, and the Company shall have no further obligations to the Executive under this Agreement.

        6. CONFIDENTIAL INFORMATION; NONCOMPETITION. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains or obtained during the Executive's employment by the Company or any of its affiliated companies and their respective businesses and that is not public knowledge (other than as a result of the Executive's violation of this paragraph
(a) of Section 6) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

                (b) During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the Chief Executive Officer of the Company, engage in or become associated with a Competitive Activity. For purposes of this paragraph (b) of Section 6, the following terms shall have the following meanings: (i) the "Noncompetition Period" means the period during which the Executive is employed by the Company and the one-year period following the termination of the Executive's employment by the Company for any reason; (ii) a "Competitive Activity" means any business or other endeavor that engages in the operation and management of open air parking lots and indoor garages and ramps for the purpose of parking motor vehicles on a leasehold, license, concession or management fee basis in any county of any state in the United States in which the Company or any of its affiliated companies is then conducting, or is in the process of developing prospects to conduct, business; (iii) the Executive shall be considered to have become "associated with a Competitive Activity" if he becomes directly or indirectly involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Executive's personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, the Executive may make and retain investments during the Noncompetition Period in not more than five percent of

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the equity of any entity engaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly Waded in an over-the-counter market.

        (c) In the event of a breach or threatened breach of this Section 6, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient.

        (d) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 6.

        7. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

        8.MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

        (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        IF TO THE EXECUTIVE:      Robert N. Sacks

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        IF TO THE COMPANY:        APCOA, Inc.
                                  200 East Randolph Drive
                                  Suite 4800
                                  Chicago, Illinois 60601

                                  Attention:  G. Walter Stuelpe, Jr.

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 8. Notices and communications shall be effective when actually received by the addressee.

        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

        (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

        (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

        (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement, whether written or oral, between them concerning the subject matter hereof, including, but not limited to, the summary of Employment Terms and the Executive Employment Agreement dated as of October 10, 1994.

        (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

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        IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                            ------------------------------------
                                            ROBERT N. SACKS

                                            APCOA, INC.

                                            ------------------------------------
                                            Name: G. Walter Stuelpe, Jr.
                                            Title: President

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                                                                       EXHIBIT B

                            SUPPLEMENTAL PENSION PLAN

            IN CONSIDERATION of the mutual promises contained herein it is agreed by Robert Sacks (the "Executive") and the APCOA, Inc. (the "Company") as follows:

            All defined terms used herein, and not otherwise defined herein, shall have the meaning specified in the Employment Agreement between dated as of May 18, 1998 (the "Employment Agreement").

    1. The Executive may retire from active employment at any time after he reaches age 65.

    2. Upon retirement, the Company shall provide the Executive with a retirement benefit of 240 equal consecutive monthly payments of $4,166.67. The first monthly payment shall be made on the first day of the month coinciding with or next following the date of the Executive's retirement.

    3. In the event the Executive dies after commencement of payments under paragraph 2 hereof, but before he received the number of monthly installments set forth therein, the Company shall pay the remainder of said monthly installments to the executive's designated beneficiary hereunder. For purposes of this provision, the Executive's designated beneficiary hereunder is Robert N. Sacks, Trustee under Declaration of Trust dated February 19, 1998. Executive shall have the right to change such beneficiary at any time hereafter, either prior to or after retirement, by notifying the Company in writing of such change.

    4. The Executive shall die prior to age 65 while in the active employment of the Company, the Company shall pay the Executive's designated beneficiary an aggregate of $416,980 in 60 equal monthly installments of $6,949.66. The first installment shall be paid on the first day of the month following the month in which the Executive dies.

    5. This Plan is part of the Employment Agreement. Nothing herein shall prevent the Company from terminating the employment for Cause in accordance with the terms thereof, and in which event this Plan shall be terminated and void in all respects and neither party shall have any further responsibility for satisfying any obligations that may have otherwise arisen hereunder. However, should the Executive's employment terminate prior to retirement for any reason, other than for Cause, resignation, Disability or death, the Insurance Policy shall be transferred by the Company to the Executive within thirty days after such termination, and the full value of the Insurance Policy and its full cash surrender value shall become the sole property of the Executive to do with as he sees fit.

            In the event of the Executive's resignation which is not associated with termination

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for "cause" or for disability, the Company shall cancel the Insurance Policy and provide the Executive with the cash surrender value according to the following schedule:

            After five (5) full years' service = 25%
            After ten (10) full years' service = 50%
            After fifteen (15) full years' service = 75%
            After twenty (20) full years' service =100%

        In the event of the Executive's Disability, the Company will continue to pay the premiums on the full value of the Insurance Policy for twelve months following the Executives' termination because of such disability in accordance with Section 4(a) of the Employment Agreement and after twelve months to transfer the full value of the Insurance Policy to the Executive within thirty days. The full value of the Insurance Policy and its full cash current value shall become the sole property of the Executive to do with as he sees fit, and the Company shall have no further responsibility to fulfill any terms of the Plan or to continue to pay premiums on the Insurance Policy after the transfer of the Insurance Policy has been completed.

    6. For so long as Executive is receiving payments hereunder, Executive agrees that Sections 5, 6, and 7 of the Employment Agreement shall remain in full force and effect.

    7. Nothing in this Plan shall prevent Executive from receiving, in addition to any amounts he may be entitled to under the Plan, any amounts which may be distributable to him at any time under any pension plan, profit sharing or other incentive compensation or similar plan of the Company now in effect or which may hereafter be adopted.

    8. This Plan shall be binding upon the Executive, his heirs, executors, administrators and assigns, and on the Company, its successors and assigns. The rights of Executive hereunder shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

    9. This Plan may be altered, changed, amended or terminated only by writing signed by the party to be bound thereby.

    10. This document has been executed in the State of Ohio and shall be interpreted in accordance with the laws of that State without regard to conflict of law provisions.

    11. This document contains the entire agreement between the parties with respect to the subject matter hereof, supersedes any all prior discussions or agreements the parties may have had with respect thereto (including any prior Supplemental Pension Plan).

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              IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                            ------------------------------------
                                                  ROBERT N. SACKS

                                            APCOA, INC.

                                            ------------------------------------
                                            Name: G. Walter Stuelpe, Jr.
                                            Title: President

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                                                                       EXHIBIT C

                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the "Amendment") is entered into as of the 10th day of May, 1996, by and between APCOA, Inc., a Delaware Corporation (the Company") and Robert N. Sacks (the "Executive").

                                    RECITALS

                  A. The Company and the Executive are parties to a certain Executive Employment Agreement, dated October 10, 1994 (the "Executive Employment Agreement"), pursuant to which the executive serves as General Counsel for the Company.

                  B. It is the intent of both parties that the Executive be indemnified and held harmless by the Company to the fullest extent permitted by law, and that the costs and expenses associated with the defense of any claim or action be advanced to Executive as incurred.

                  C. The Company and the Executive desire to amend the Executive Employment Agreement to evidence clearly the Executive's right to indemnification for INTER alia, all past, present and future legal services provided for, and on behalf of, the Company pursuant to the Employment Agreement.

                                       PROVISIONS

                        NOW, THEREFORE, in consideration of the foregoing, the parties amend the Executive Employment Agreement to read as follows:

                       (i) 15. INDEMNIFICATION. The Company shall indemnify and hold the Executive harmless to the fullest extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against any and all expenses, costs, liabilities, losses, judgments, fines, attorneys' fees, penalties, ERISA taxes, excise taxes and amounts paid, or to be paid, in settlement, reasonably incurred or suffered by the Executive in connection with and arising out of any threatened, pending or contemplated action, suit or proceeding, whether civil or criminal, administrative or investigative, to which the Executive is a party or is threatened to be made a party by reason of his service at any time as an employee, agent, officer or director of the Company, including but not limited to, in respect of all legal services the

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Executive provided for and on behalf of the Company. The Company shall, upon written request by the Executive advance to the Executive all such expenses and costs incurred, accrued or reasonably expected to be incurred in connection with the defense of the Executive in any such proceeding, as such expenses are incurred by the Executive, PROVIDED, HOWEVER, that the Executive shall (i) reasonably cooperate with the Company concerning the action, suit or proceeding and (ii) repay such repay such amounts if it is provided by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company.

                                            APCOA, Inc. (the "Company")

                                            By:
                                               ---------------------------------
                                            Its:
                                               ---------------------------------

                                            ------------------------------------
                                            Robert N. Sacks
                                            (the "Executive")